As filed with the Securities and Exchange Commission on February 20, 2004

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under
The Securities Act of 1933

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

DELAWARE	5918 Stoneridge Mall Road	94-3019135
(State or other jurisdiction of incorporation or organization)	Pleasanton, California 94588 (Address of principal executive offices) (Zip)	(I.R.S. Employer Identification Number)

SAFEWAY INC.
1999 AMENDED AND RESTATED
EQUITY PARTICIPATION PLAN
(Full title of the plan)

Robert A. Gordon, Esq.
Senior Vice President and General Counsel
SAFEWAY INC.
5918 Stoneridge Mall Road
Pleasanton, California 94588
(925) 467-3000
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Scott R. Haber, Esq.
Latham & Watkins LLP
505 Montgomery Street, Suite 1900
San Francisco, California 94111
(415) 391-0600

Calculation of Registration Fee

Proposed
		Proposed	Maximum
Title of	Amount	Maximum	Aggregate	Amount of
Securities to	to be	Offering Price	Offering	Registration
be Registered	Registered(1)	Per Share (2)	Price (2)	Fee(2)

Common Stock, $0.01 par value	15,000,000	$22.49	$337,350,000	$42,742

(1)	15,000,000 additional shares of common stock of the Company are being registered pursuant to the Company’s 1999 Amended and Restated Equity Participation Plan (the “1999 Equity Plan”). This registration statement also covers such indeterminate amount of securities as may be offered or sold pursuant to the terms of the 1999 Equity Plan to prevent dilution, pursuant to Rule 416(a) under the Securities Act of 1933.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933. The proposed maximum offering price per share is based on the average ($22.49) of the high ($22.62) and low ($22.35) prices of the common stock on February 18, 2004, as quoted on the New York Stock Exchange.

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Item 3. Incorporation of Documents by Reference
Item 5. Interests of Named Experts and Counsel
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Exhibit 4.3
Exhibit 5.1
Exhibit 23.2

EXPLANATORY NOTE

          This Registration Statement on Form S-8 (this “Registration Statement”) is filed to register an additional 15,000,000 shares of our common stock, par value $0.01 per share, reserved for issuance under our 1999 Amended and Restated Equity Participation Plan (the “1999 Equity Plan”). On February 25, 2003, our board of directors approved an amendment to the 1999 Equity Plan which increased the number of shares of common stock authorized for issuance under the 1999 Equity Plan by 15,000,000 from 24,000,000 shares to 39,000,000 shares. At our annual meeting of stockholders, held on May 15, 2003, our stockholders approved such amendments to the 1999 Equity Plan. We previously filed a registration statement on Form S-8 (File No. 333-87289) on September 17, 1999, covering 24,000,000 shares of our common stock initially authorized for issuance under the 1999 Equity Plan. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement are incorporated herein by reference.

I.
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          We incorporate by reference the following documents we filed with the Commission pursuant to Section 13 of the Exchange Act (Commission file number 1-41):

•	Annual Report on Form 10-K, as amended, for the fiscal year ended December 28, 2002;

•	Quarterly Reports on Form 10-Q for the periods ended March 22, 2003, June 14, 2003, and September 6, 2003;

•	Current Reports on Form 8-K dated February 25, 2003, October 29, 2003 and November 3, 2003;

•	Description of our common stock contained in our registration statement on Form 8-A filed with the Commission on February 20, 1990, including the amendment on Form 8 dated March 26, 1990; and

•	All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the offering the common stock thereby is completed (other than those portions of such documents described in paragraphs (i), (k), and (l) of Item 402 of Regulation S-K promulgated by the Commission).

          Information that we file later with the Commission will automatically update and supersede this information.

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Item 5. Interests of Named Experts and Counsel.

          Certain legal matters in connection with the common stock that we are offering are being passed upon by Robert A. Gordon, Esq., our General Counsel. Mr. Gordon is also our Senior Vice President. Mr. Gordon holds common stock and options to purchase common stock which in the aggregate constitute less than 1% of our common stock.

Item 8. Exhibits.

4.1	1999 Amended and Restated Equity Participation Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form 10-Q for the period ended June 19, 1999).

4.2	Forms of 1999 Equity Participation Plan Stock Option and Purchase Agreement for use for (i) Employees, (ii) Directors (initial grants), (iii) Directors (annual grants) and (v) Consultants (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement No. 333-87289 on Form S-8 filed with the Commission on September 17, 1999).

4.3	Amendment to the 1999 Amended and Restated Equity Participation Plan.

5.1	Opinion of Robert A. Gordon, Esq., General Counsel, as to the legality of the Common Stock being registered.

23.1	Consent of Robert A. Gordon, Esq. (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on the signature page to this Registration Statement).

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SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 20th day of February 2004.

SAFEWAY INC.

By:	/s/ Robert A. Gordon

Robert A. Gordon
Senior Vice President and General Counsel

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert A. Gordon with full power of substitution and full power to act without the other, such person’s true and lawful attorney-in-fact and agent to act for such person in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 20, 2004.

Signature	Title

/s/ Steven A. Burd	Chairman, President and Chief Executive Officer
(Principal Executive Officer)
Steven A. Burd

/s/ David Bond	Senior Vice President, Finance and Control
(Principal Financial Officer and Principal
David Bond	Accounting Officer)

/s/ James H. Greene, Jr.	Director

James H. Greene, Jr.

/s/ Paul Hazen	Director

Paul Hazen

/s/ Hector Ley Lopez	Director

Hector Ley Lopez

/s/ Robert I MacDonnell	Director

Robert I. MacDonnell
Director
/s/ Peter A. Magowan

Peter A. Magowan

Signature	Title

/s/ George R. Roberts	Director

George R. Roberts

Director

Rebecca A. Stirn

/s/ William Y. Tauscher	Director

William Y. Tauscher

INDEX TO EXHIBITS

Exhibit
4.1	1999 Amended and Restated Equity Participation Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form 10-Q for the period ended June 19, 1999).

4.2	Forms of 1999 Equity Participation Plan Stock Option and Purchase Agreement for use for (i) Employees, (ii) Directors (initial grants), (iii) Directors (annual grants) and (v) Consultants (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement No. 333-87289 on Form S-8 filed with the Commission on September 17, 1999).

4.3	Amendment to the 1999 Amended and Restated Equity Participation Plan.

5.1	Opinion of Robert A. Gordon, Esq., General Counsel, as to the legality of the Common Stock being registered.

23.1	Consent of Robert A. Gordon, Esq. (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on the signature page to this Registration Statement).